Exhibit 32.2

North American Salt Company Great Salt Lake Minerals Sifto Canada, Inc. Salt Union Ltd.

Certification of Chief Executive Officer

                  Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Compass Minerals Group, Inc. (the “Company”) hereby certifies that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2003	/s/ Michael E. Ducey —————————————— Michael E. Ducey Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

8300 College Boulevard, Overland Park, KS 66210 • Telephone (913) 344-9100